                                                                    Exhibit 3.19

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/22/1998
                                                           981495841 - 2983305

                            CERTIFICATE OF FORMATION
                                       OF
                            ACC MINNESOTA LICENSE LLC



         This Certificate of Formation of ACC Minnesota License LLC (the "Company"), dated as of December 22, 1998, is being duly executed and filed by Kevin Saer, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. Section 18-101, ET SEQ.).

         FIRST.   The name of the limited liability company formed hereby is:
ACC Minnesota License LLC.

         SECOND. The address of the registered office of the company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware 19901.

         THIRD.   The name and address of the registered agent for service of process on the company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware 19901.

         FOURTH. The future effective date of the Certificate of Formation is December 31, 1996.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                              /s/ Kevin Saer, Esq.
                                              ----------------------------------
                                              Kevin Saer, Esq.
                                              Authorized Person